UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

Imunon, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Imunon, Inc. (the “Company”) held on July 11, 2025, and as further described in Item 5.07 below, upon the recommendation of the Company’s board of directors, the Company’s stockholders voted on and approved an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock from 112,500,000 shares to 350,000,000 shares, and to make a corresponding change to the number of authorized shares of capital stock.

This description is a summary of the Amendment and is qualified in its entirety by reference to the text of Proposal 5 in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on June 9, 2025 (the “Proxy Statement”) and the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The Amendment became effective on July 11, 2025 upon filing with the Secretary of State of the State of Delaware.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 3.03 above, on July 11, 2025, the Company filed the Amendment with the Secretary of State of the State of Delaware. The information in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 11, 2025, the Company held its Annual Meeting. Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 9, 2025.

Proposal 1

The Company’s stockholders elected the individuals listed below as Class III directors of the Company’s board of directors until the Company’s 2028 annual meeting of stockholders. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Mr. Michael H. Tardugno	4,115,496	2,037,632	3,362,064
Dr. Donald P. Braun	4,100,166	2,052,962	3,362,064

In addition to the directors elected above, Dr. Stacy R. Lindborg, James E. Dentzer, Frederick J. Fritz, and Christine A. Pellizzari continued to serve as directors after the Annual Meeting.

Proposal 2

The Company’s stockholders ratified the appointment of WithumSmith + Brown, PC as the independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the vote were as follows:

For	Against	Abstain
7,241,780	731,946	1,541,466

Proposal 3

The proposal to approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers (“Say-on-Pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
3,403,847	754,391	1,994,890	3,362,064

Proposal 4

The proposal to approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock underlying certain warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of May 23, 2025, by and among the Company and certain institutional and accredited investors, and the Engagement Letter, between the Company and H.C. Wainwright & Co., LLC, dated as of May 22, 2025 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
4,560,066	777,619	815,443	3,362,064

Proposal 5

The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 112,500,000 shares to 350,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock was approved based upon the following votes:

For	Against	Abstain
6,460,459	2,132,048	922,685

Proposal 6

The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split at a ratio between, and including, 1:5 and 1:18, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders was approved based upon the following votes:

For	Against	Abstain
6,051,762	2,535,644	927,786

Proposal 7

The proposal to approve an Amendment to the IMUNON, INC. 2018 Stock Incentive Plan to increase the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
3,173,690	1,388,554	1,590,884	3,362,064

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Restated Certificate of Incorporation, dated July 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON INC.

Dated: July 11, 2025	By:	/s/ Susan Eylward
Susan Eylward
General Counsel and Corporate Secretary